Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 033-88962) pertaining to the Comstock Resources, Inc. 401(k) Profit Sharing Plan; and
(2)Registration Statement (Form S-3 No. 333-228311) of Comstock Resources, Inc.; and
(3)Registration Statement (Form S-8 No. 333-231934) pertaining to the Comstock Resources, Inc. 2019 Long-Term Incentive Plan; and
(4)Registration Statement (Form S-3 No. 333-232924) of Comstock Resources, Inc.; and
(5)Registration Statement (Form S-3 No. 333-234685) of Comstock Resources, Inc.; and
(6)Registration Statement (Form S-3 No. 333-237677) of Comstock Resources, Inc.; and
(7)Registration Statement (Form S-3 No. 333-238113) of Comstock Resources, Inc.; and
(8)Registration Statement (Form S-3 No. 333-248080) of Comstock Resources, Inc.

of the reference of our firm and to the reserve estimates as of December 31, 2020 and our report thereon in the Annual Report on Form 10-K for the year ended December 31, 2020 of Comstock Resources, Inc. and subsidiaries, filed with the Securities and Exchange Commission.
/s/ LEE KEELING AND ASSOCIATES, INC.
Tulsa, Oklahoma
February 17, 2021